UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5011 Gate Parkway

Building 100, Suite 100

Jacksonville, FL 32256

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, the Board of Directors (the “Board”) of Safe & Green Holdings Corp. (the “Company”), appointed Elizabeth Cormier-May to serve as a director of the Company. Ms. Cormier-May was also appointed to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board.

Ms. Cormier-May, age 41, serves and has served since Jan 2022 as Senior Vice President and Chief Commercial Officer of IV Bioholdings, LLC, a privately held bio-innovation platform seeking to conceive, create and develop first-in-category precision health technologies and companies that radically improve detection, diagnosis and treatment of disease, serves and has served since March 2021 as a director and Chief Executive Officer of Mammogen. Inc.,a privately held Women’s health diagnostics start-up, part of the IV BioHoldings, LLC bio innovation studio, and serves and has served since April 2019, as Chairman of the Board, Co-Founder and Chief Executive Officer of Dragonfly Data Ventures, Inc., a privately held data influence platform, seeking to create a gamified consumer platform that allows users to own, manage, and monetize their health, wellness, fitness, and transactional data. From May 2016 to March 2019, Ms. Cormier-May served as Vice President and Head of Commercial Diagnostics of Exosome Diagnostics, Inc., a personalized healthcare company acquired by Bio-Teche in August 2018. From June 2004 to May 2016, Ms. Cormier-May served in a number of management capacities with various multi-national and other companies in the healthcare and drug development industries. Ms. Cormier-May earned her undergraduate degree in organic chemistry from Wheaton College.

Ms. Cormier-May will receive the standard compensation available to the Company’s current non-employee directors, which is an annual fee of $80,000 for serving on the Board and for committee service, and an annual grant of restricted stock units (RSUs) under the Corporation’s Stock Incentive Plan, as amended, having a value of $80,000 on the date of grant, vesting on the one-year anniversary of the grant date, subject to her continued service as a director through such date.

There are no family relationships between Ms. Cormier-May and any of the Company’s directors or executive officers, nor does Ms. Cormier-May have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Ms. Cormier-May was appointed as a member of the Board.

Item 8.01. Other Events.

On January 9, 2023, the Company issued a press release announcing the appointment of Elizabeth Cormier-May to the Board. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release of Safe & Green Holdings Corp., dated January 9, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: January 9, 2023	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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